Exhibit 99.1

CONTACT:	Julie Shaeff, Chief Accounting Officer	675 Bering Drive, Suite 400
	ir@comfortsystemsusa.com; 713-830-9687	Houston, Texas 77057
713-830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS SECOND QUARTER 2021 RESULTS

Houston, TX — July 28, 2021 — Comfort Systems USA, Inc. (NYSE: FIX) today reported results for the quarter ended June 30, 2021.

For the quarter ended June 30, 2021, net income was $33.0 million, or $0.90 per diluted share, as compared to $39.5 million, or $1.08 per diluted share, for the quarter ended June 30, 2020. Revenue for the second quarter of 2021 was $713.9 million compared to $743.5 million in 2020. The Company reported operating cash flow of $25.4 million in the current quarter compared to $141.9 million in 2020.

Backlog as of June 30, 2021 was $1.84 billion as compared to $1.66 billion as of March 31, 2021 and $1.53 billion as of June 30, 2020. On a same-store basis, backlog increased from $1.53 billion as of June 30, 2020 to $1.73 billion as of June 30, 2021.

Brian Lane, Comfort Systems USA’s President and Chief Executive Officer, said, “We are happy to report an excellent second quarter. Our strong results were achieved despite sporadic revenue headwinds arising from pandemic-related delays in some areas and projects. Our sequential backlog increased by $180 million this quarter on a same-store basis, and that favorable trend supports our belief that any remaining effects from the pandemic are abating. Our essential workforce proved its mettle during the recent challenges, and they continue to excel as circumstances improve. We remain particularly grateful for their strength and perseverance.”

The Company reported net income of $59.5 million, or $1.63 per diluted share, for the six months ended June 30, 2021, as compared to $57.2 million, or $1.55 per diluted share, in 2020. The Company also reported revenue of $1.38 billion for the six months ended June 30, 2021, as compared to $1.44 billion in 2020. Operating cash flow for the six months ended June 30, 2021 was $110.1 million, as compared to $163.8 million in 2020.

Mr. Lane concluded, “With increasing backlog and the resulting new deployments, our cash flow reflects investments in working capital that we believe bode well for the future. In addition to our increased bookings, we are encouraged that our pipeline and bidding activity remain strong. In light of strong activity levels and our many investments in productivity and growth over the last few years, we are optimistic about our prospects for the next several quarters.”

The Company will host a webcast and conference call to discuss its financial results and position on Thursday, July 29, 2021 at 10:30 a.m. Central Time. The call-in number for this conference call is 1-877-319-0032, and the passcode is 7447577. The call and the slide presentation to accompany the remarks can be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab. A replay of the entire call will be available on the Company’s website on the next business day following the call.

Comfort Systems USA® is a leading provider of commercial, industrial and institutional heating, ventilation, air conditioning and electrical contracting services, with 139 locations in 113 cities around the nation. For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements regarding our future business expectations, which are subject to applicable securities laws and regulations. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates, and the Company’s actual results of operations, financial condition and liquidity, and the development of the industry in which the Company operates, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of our results or developments in subsequent periods. All comments concerning the Company’s expectations for future revenue and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; the Company’s business being negatively affected by health crises or outbreaks of disease, such as epidemics or pandemics; financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; failure of third party subcontractors and suppliers to complete work as anticipated; difficulty in obtaining or increased costs associated with bonding and insurance; impairment to goodwill; errors in the Company’s percentage-of-completion method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; shortages of labor and specialty building materials or material increases to the cost thereof; retention of key management; seasonal fluctuations in the demand for mechanical and electrical systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; an increase in our effective tax rate; a material information technology failure or a material cyber security breach; risks associated with acquisitions; our ability to manage growth and geographically-dispersed operations; our ability to obtain financing on acceptable terms; and other risks detailed in our reports filed with the Securities and Exchange Commission (the “SEC”).

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

(In Thousands, Except per Share Amounts)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	(Unaudited)				(Unaudited)
	2021	%	2020	%	2021	%	2020	%
Revenue	$713,895	100.0%	$743,468	100.0%	$1,383,656	100.0%	$1,443,599	100.0%
Cost of services	587,440	82.3%	597,773	80.4%	1,133,732	81.9%	1,180,811	81.8%
Gross profit	126,455	17.7%	145,695	19.6%	249,924	18.1%	262,788	18.2%

SG&A	87,549	12.3%	85,045	11.4%	175,763	12.7%	177,969	12.3%
Gain on sale of assets	(491)	(0.1)%	(312)	—	(841)	(0.1)%	(866)	(0.1)%
Operating income	39,397	5.5%	60,962	8.2%	75,002	5.4%	85,685	5.9%

Interest expense, net	(1,357)	(0.2)%	(2,526)	(0.3)%	(2,851)	(0.2)%	(5,079)	(0.4)%
Changes in the fair value of contingent earn-out obligations	4,581	0.6%	(3,871)	(0.5)%	5,767	0.4%	(1,599)	(0.1)%
Other income	161	—	—	—	92	—	25	—
Income before income taxes	42,782	6.0%	54,565	7.3%	78,010	5.6%	79,032	5.5%

Provision for income taxes	9,817		15,070		18,554		21,821
Net income	$32,965	4.6%	$39,495	5.3%	$59,456	4.3%	$57,211	4.0%

Income per share
Basic	$0.91		$1.08		$1.64		$1.56
Diluted	$0.90		$1.08		$1.63		$1.55

Shares used in computing income per share:
Basic	36,403		36,581		36,345		36,628
Diluted	36,566		36,737		36,533		36,821
Dividends per share	$0.115		$0.105		$0.230		$0.210

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited) (In Thousands)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2021	%	2020	%	2021	%	2020	%

Net income	$32,965		$39,495		$59,456		$57,211
Provision for income taxes	9,817		15,070		18,554		21,821
Other income, net	(161)		—		(92)		(25)
Changes in the fair value of contingent earn-out obligations	(4,581)		3,871		(5,767)		1,599
Interest expense, net	1,357		2,526		2,851		5,079
Gain on sale of assets	(491)		(312)		(841)		(866)
Depreciation and amortization	15,698		18,083		31,674		30,774
Adjusted EBITDA	$54,604	7.6%	$78,733	10.6%	$105,835	7.6%	$115,593	8.0%

Note: The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income, provision for income taxes, other expense (income), net, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets, goodwill impairment and depreciation and amortization. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties. However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(In Thousands)

	June 30,	December 31,
	2021	2020
	(Unaudited)

Cash and cash equivalents	$53,659	$54,896
Billed accounts receivable, net	630,446	619,544
Unbilled accounts receivable, net	53,624	45,596
Costs and estimated earnings in excess of billings, net	12,969	18,622
Other current assets, net	68,702	73,194
Total current assets	819,400	811,852
Property and equipment, net	113,589	117,206
Goodwill	472,046	464,392
Identifiable intangible assets, net	221,584	231,807
Other noncurrent assets	128,331	132,098
Total assets	$1,754,950	$1,757,355

Current maturities of long-term debt	$4,235	$—
Accounts payable	207,453	204,145
Billings in excess of costs and estimated earnings	255,357	226,237
Other current liabilities	254,365	262,522
Total current liabilities	721,410	692,904
Long-term debt, net	156,272	235,733
Other long-term liabilities	125,256	132,289
Total liabilities	1,002,938	1,060,926
Total stockholders’ equity	752,012	696,429
Total liabilities and stockholders’ equity	$1,754,950	$1,757,355

Selected Cash Flow Data (Unaudited) (In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Cash provided by (used in):
Operating activities	$25,422	$141,866	$110,069	$163,786
Investing activities	$(5,944)	$(99,623)	$(20,974)	$(115,159)
Financing activities	$(17,935)	$(122,254)	$(90,332)	$(46,162)

Free cash flow:
Cash from operating activities	$25,422	$141,866	$110,069	$163,786
Purchases of property and equipment	(5,950)	(7,042)	(10,762)	(14,539)
Proceeds from sales of property and equipment	1,032	688	1,530	1,378
Free cash flow	$20,504	$135,512	$100,837	$150,625

Note: Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales. Other companies may define free cash flow differently. Free cash flow is presented because it is a financial measure that is frequently requested by third parties. However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.